CHIPS LOGO GOES HERE


Chips and Technologies, Inc.

August 1, 1994


Mr. Keith Angelo
c/o Chips and Technologies, Inc.
2950 Zanker Road
San Jose, California

Dear Keith

     This will confirm our agreement, as follows:

     1. Upon your execution of the attached promissory note, Chips will loan you the amount of $100,000. The terms of repayment and forgiveness are set forth in the promissory note.

     2. Your employment with Chips is "at will;" either you or Chips may terminate your employment at any time, with or without cause.

     3. Neither you nor Chips may disclose, directly or indirectly, to any person or entity, the fact or amount of Chips' loan to you or the lterms of the promissory note, except as such disclosure may be required for tax or accounting purposes, or as otherwise required by law.

     Please signify your acceptance of the foregoing terms by signing and returning one copy of this letter. Please also be sure to contact your tax advisor or an attorney concerning the tax consequences to you of this transaction and of any loan foregiveness.

                                             Very truly yours,

                                             /s/  James F. Stafford
                                             -----------------------

                                             James F. Stafford
                                             President and CEO

                                PROMISSORY NOTE

$100,000.00                                                San Jose, California
Due upon Demand                                                  August 1, 1994

         FOR VALUE RECEIVED, I, KEITH ANGELO, promise to pay to CHIPS AND TECHNOLOGIES, INC. ("Chips"), or order, at San Jose, California, or at such place or places as the holder of this Note may from time to time designate in writing, the principal sum of One Hundred Thousand Dollars ($100,000.00), with interest compounded annually from the date hereof at the rate of the greater of seven percent (7%) per annum or the minimum rate necessary to avoid the imputation of interest under Section 7872 of the Internal Revenue Code.

         Except as stated above, such principal and accrued and unpaid interest shall be paid in full within thirty (30) days of written demand by Chips. Chips is entitled to demand full payment of outstanding and unforgiven principal and accrued interest under the following circumstances:

                 (1) Mr. Angelo voluntarily terminates his employment with Chips before August 1, 1998;

                 (2) Chips terminates Mr. Angelo's employment for cause before August 1, 1998. For the purposes hereof, "cause" shall mean: (i) embezzlement or misappropriation of corporate assets; (ii) any unlawful or criminal activity;
(iii) willful refusal to carry out decisions or instructions of his supervisors;
(iv) deliberate violation of Chips' policies; (v) deliberate unauthorized disclosure of Chips' trade secrets or other confidential or proprietary information; or (vi) unsatisfactory performance of his job duties and responsibilities.

                 (3) In the event Chips terminates Mr. Angelo's employment for any reason other than those enumerated in (2) above, the Board of Directors shall establish an appropriate repayment and/or forgiveness schedule.

         If on the following dates Mr. Angelo remains a full-time Chips employee, Chips will forgive the amounts set forth below and all interest accrued through that date:

                 August 1, 1995                     $25,000.00
                 August 1, 1996                     $25,000.00
                 August 1, 1997                     $25,000.00
                 August 1, 1998                     $25,000.00

         This Note may be prepaid at any time, in whole or in part, without premium or penalty. Any such payment shall be credited first to interest then accrued and the remainder to principal; and interest shall thereupon cease to accrue upon principal so credited. Principal and interest are payable in lawful money of the United States.

         If any amount due under the terms of this Note is not paid in full, the undersigned agrees to pay all reasonable costs and expenses of collection, including attorneys' fees. The undersigned also waives presentment, demand, protest, notice of protest, notice of dishonor, notice of nonpayment, any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. No delay by the holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right.

         This Note shall be governed by and construed in accordance with the laws of the State of California.

                                               /s/ Keith Angelo    8/1/94
                                              ----------------------------------
                                              Keith Angelo

                                              CHIPS AND TECHNOLOGIES, INC.


                                              By  /s/ Jim Stafford
                                              ----------------------------------
                                              Name /s/ Jim Stafford
                                              ----------------------------------
                                              Title   President and CEO
                                              ----------------------------------